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                                                                  EXHIBIT 10(ll)

                          FIRST AMENDMENT TO EXECUTIVE
                              EMPLOYMENT AGREEMENT

     This First Amendment to Executive Employment Agreement (the "Amendment"), dated effective as of the 16th day of November, 1998, is between South Texas Drilling & Exploration, Inc., a Texas corporation (the "Company"), and William Stacy Locke (the "Employee").

                                   RECITALS:

    The Employee is currently employed by the Company pursuant to an Executive Employment Agreement (the "Employment Agreement") dated effective as of the 25 day of April 1995.

    The Company and the Employee desire to modify and amend certain terms and provisions of the Employment Agreement and to approve, ratify and confirm the Employment Agreement, as modified and amended by this Amendment.

    NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto have agreed, and do hereby agree as follows:

A. Section 1 of the Employment Agreement is hereby modified and amended as necessary to provide that:

    1. The Company employs, as of the date of this Amendment, and will employ Employee in the business of the Company as its President and Chief Operating Officer, and the Employee works, as of the date of this Amendment, and will continue to work for the Company as its President and Chief Operating Officer, for the period beginning as of November 16, 1998 and ending April 30, 2001, and thereafter from year to year (renewing automatically upon expiration of the employment term ending April 30, 2001 and upon expiration of each one year employment term thereafter), unless and until such employment shall have been earlier terminated as provided in the Employment Agreement, as amended by this Amendment; and

    2. During his employment by the Company, the Employee shall perform such duties as shall from time to time be delegated or assigned to him by the Chief Executive Officer or Board of Directors of the Company.

B. Section 3 of the Employment Agreement, as it pertains to annual base salary, is hereby modified and amended as necessary to provide that:

    1. The Company, as of the date of this Amendment, pays and will continue to pay Employee an annual base salary of $95,000 for the year commencing May 1, 1998 and ending April 30, 1999;



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    2. The Company will pay Employee a minimum annual base salary of $95,000 in each of years one and two of the two year period commencing May 1, 1999 and ending April 30, 2001;

    3. Employee's annual base salary shall be payable in cash in accordance with the Company's customary payroll practices; and

    4. After April 30, 2001, Employee's annual base salary shall be as determined by the Board of Directors of the Company but shall in no event be less than $95,000.

C. Section 6 of the Employment Agreement is hereby modified and amended to amend Sections 6(a)(i), 6(a)(ii), 6(a)(iii) and 6(a)(iv) to read as follows:

    (i) repeated material willful misconduct of Employee in the performance of Employee's duties and responsibilities to the Company;

    (ii)  embezzlement or theft of Company property or funds;

    (iii) conviction of Employee of any felony offense during the term of this Agreement; or

    (iv) conviction of any act or omission constituting fraud under the laws of the State of Texas.

D. Section 6 of the Employment Agreement is hereby modified and amended to delete Section 6(b) in its entirety and to add a new Section 6(b) to read as follows:

        (b) Upon termination of this Agreement for any reason, the Company shall pay to Employee any and all unpaid annual base salary and accrued benefits due Employee through the date of termination.

        Upon termination of the Employee without cause, as hereinafter defined, and only after providing thirty days prior written notice to Employee that the Company is terminating this agreement without cause, or upon termination of this Agreement by Employee with reason, as hereinafter defined, the Company shall pay to Employee, as severance pay, the greater of (i) $75,000 or (ii) the annual base salary for the entire remaining term of the two year period ending April 30, 2001, in cash payable in one lump sum within five days of termination of Employee's employment relationship with the Company. Such severance pay shall be in addition to the payment of any and all unpaid annual base salary and accrued benefits due Employee through the date of termination.


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        Termination without cause shall mean any termination of this Agreement by the Company which is not with cause, as defined in Section 6(a) above.

        Termination with reason shall mean any termination of this Agreement by the Employee by way of Employee's resignation due to (i) the Company's failure in any material respect to perform any term or provision of this Agreement, (ii) any material changes in the duties and responsibilities of Employee without the written consent of Employee, (iii) the hiring or promotion by the Company after November 16, 1998 of another executive employee (excluding Michael E. Little) to a position of equal or greater responsibility for the management of the Company without the written consent of Employee, (iv) the Company's directing Employee to work at a location other than San Antonio, Texas; or (v) after a change of control (as defined in Section 13(d) hereof), any material change which, in the sole but reasonable discretion of Employee, impacts detrimentally upon Employee's position within the Company.

        Employee shall be entitled to terminate this Agreement, either with reason (as defined above) or without reason, by providing the Company with a written notice of resignation at least thirty days prior to his intended resignation date.

        This Agreement shall terminate immediately upon the death of Employee. In such event, in addition to the payment of any and all unpaid annual base salary and accrued benefits due Employee through the date of termination, the Company shall also pay the Employee's estate the annual base salary that Employee would have earned for a period of ninety days following the date of death and a pro rata amount of any discretionary bonus and any other amounts attributable to any bonus, incentive or similar program (such discretionary bonus and programs referred to in Section 3 hereof) paid to Employee for the prior contract year, in the time and manner Employee would have been paid such compensation. In addition, Employee's designated beneficiaries shall be entitled to receive any life insurance benefits provided to Employee in accordance with the applicable plan documents and/or insurance policies governing such benefits.

E. Section 11 of the Employment Agreement is hereby modified and amended to provide that should Employee resign as a director of the Company at any time during his employment under the Employment Agreement, as amended by this Amendment, he shall, upon written notice to the Company requesting reappointment to the Board of Directors of the Company, be reappointed to serve on the Company's Board of Directors until the next annual meeting of stockholders, and following such reappointment the Company will take all reasonable steps to cause Employee to be included in the Company's authorized slate of nominees for the Board of Directors at all annual or special meetings of stockholders to vote for the election of directors.


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F.  Section 13 of the Employment Agreement is hereby modified and amended to reflect a reduction in the number of shares of Company common stock subject to the incentive stock option granted to Employee as of May 1, 1995 (the "Incentive Option"), which Incentive Option is referenced in Section 13(a) of the Employment Agreement, from 1,200,000 shares to 960,000 shares. The reduction in option shares shall effect a cancellation of 100,000 shares becoming exercisable on April 30, 1999 and 140,000 shares becoming exercisable on April 30, 2000.

    Section 13(a) of the Employment Agreement is hereby modified and amended to provide that the Company shall register on Form S-8 under the Securities Act of 1933, as amended, all shares issuable pursuant to the Incentive Option, referenced in Section 13(a) of the Employment Agreement, prior to June 30, 1999.

    Section 13(a) of the Employment Agreement is hereby modified and amended to delete the last three sentences of Section 13(a), which sentences relate to the Employee's maintenance of a specified interest in the Company's common stock.

    Section 13(b) of the Employment Agreement is hereby modified and amended to delete Section 13(b) in its entirety.

G. Except as modified and amended by this Amendment, the Employment Agreement shall remain in full force and effect as written. References to the "Agreement" in the Employment Agreement shall mean the Employment Agreement as amended by this Amendment.

    IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                                        South Texas Drilling & Exploration, Inc.

                                        By: /s/ MICHAEL E. LITTLE
                                            ------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        /s/ WILLIAM STACY LOCKE
                                        ----------------------------------------
                                        William Stacy Locke



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